     Report of Independent Registered Public Accounting Firm

     To the Trustees of the American  Century  Investment Trust and Shareholders
of the Prime Money Market Fund, the Premium Money Market Fund,  the  Diversified
Bond Fund, the High-Yield Fund, the NT Diversified Bond Fund, the Short Duration
Fund,  the Core Plus,  the American  Century-Mason  Street Select Bond Fund, the
American  Century-Mason Street High-Yield Bond Fund and the Inflation Protection
Bond Fund:

     In planning and  performing  our audits of the financial  statements of the
Prime Money Market Fund,  the Premium Money Market Fund,  the  Diversified  Bond
Fund,  the High-Yield  Fund,  the NT  Diversified  Bond Fund, the Short Duration
Fund,  the Core Plus,  the American  Century-Mason  Street Select Bond Fund, the
American  Century-Mason Street High-Yield Bond Fund and the Inflation Protection
Bond Fund (the  "Funds")  ("the  Funds") as of and for the year ended  March 31,
2008,  in  accordance  with  the  standards  of the  Public  Company  Accounting
Oversight Board (United States),  we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing  procedures for the purpose of expressing our opinion on the financial  statements and to comply with the  requirements of Form N-SAR, but not for the purpose of  expressing  an opinion on the  effectiveness  of the
Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the  effectiveness  of the Funds' internal  control over financial reporting.

     The management of the Funds is responsible for establishing and maintaining
effective  internal  control  over  financial  reporting.   In  fulfilling  this
responsibility, estimates and judgments by management are required to assess the expected  benefits and related costs of controls.  A company's  internal control over financial  reporting is a process designed to provide reasonable  assurance regarding  the  reliability  of  financial  reporting  and  the  preparation  of financial statements for external purposes in accordance with generally accepted accounting  principles.  A company's  internal control over financial  reporting includes those policies and  procedures  that (1) pertain to the  maintenance of
records  that,  in  reasonable   detail,   accurately  and  fairly  reflect  the
transactions and dispositions of the assets of the fund; (2) provide  reasonable assurance that  transactions are recorded as necessary to permit  preparation of
financial   statements  in  accordance   with  generally   accepted   accounting
principles,  and that receipts and  expenditures of the fund are being made only in accordance  with  authorizations  of management and trustees of the fund; and
(3) provide  reasonable  assurance  regarding  prevention or timely detection of unauthorized acquisition,  use or disposition of a fund's assets that could have a material effect on the financial statements.

     Because  of its  inherent  limitations,  internal  control  over  financial reporting  may not prevent or detect  misstatements.  Also,  projections  of any evaluation  of  effectiveness  to future  periods  are  subject to the risk that controls may become  inadequate  because of changes in  conditions,  or that the degree of compliance with the policies or procedures may deteriorate.

     A deficiency in internal  control over financial  reporting exists when the design or operation of a control does not allow management or employees,  in the normal  course of  performing  their  assigned  functions,  to prevent or detect misstatements  on a timely  basis.  A material  weakness is a  deficiency,  or a combination of deficiencies,  in internal control over financial reporting, such that  there is a  reasonable  possibility  that a material  misstatement  of the
Fund's annual or interim financial  statements will not be prevented or detected on a timely basis.

     Our  consideration of the Funds' internal control over financial  reporting was for the  limited  purpose  described  in the first  paragraph  and would not necessarily  disclose  all  deficiencies  in  internal  control  over  financial reporting that might be material  weaknesses under standards  established by the
Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies  in the Funds'  internal  control over financial  reporting and its operation,  including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2008.

     This report is intended  solely for the  information  and use of management and the Board of Directors of the Prime Money  Market  Fund,  the Premium  Money
Market Fund, the Diversified  Bond Fund, the High-Yield Fund, the NT Diversified
Bond Fund, the Short  Duration  Fund, the Core Plus, the American  Century-Mason
Street Select Bond Fund, the American  Century-Mason Street High-Yield Bond Fund
and  the  Inflation  Protection  Bond  Fund  and  the  Securities  and  Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
 May 19, 2008